                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. __________)

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [_]
     Check the appropriate box:
     [_] Preliminary Proxy Statement
     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2))
     [X] Definitive Proxy Statement
     [_] Definitive Additional Materials
     [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

Integrated Medical Resources, Inc.
-------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
         11.

     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     (5) Total fee paid:

     [_] Fee paid previously with preliminary materials.
     [_] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     --------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------
     (3) Filing Party:

     --------------------------------------------------------------------------
     (4) Date Filed:

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

                                  May 8, 1998

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Integrated Medical Resources, Inc. (the "Company") to be held on May 29, 1998 at 10:00 a.m. local time at our offices at 11320 West 79th Street in Lenexa, Kansas.

     The Annual Meeting has been called to consider and approve three matters:
(a) the election of three Class II Directors of the Company; (b) the ratification and approval of a transaction (the "Transaction") with Kardatzke Management, Inc. ("KMI"), whereby KMI loaned the Company $1,600,000 in exchange for a note (the "Note") convertible into 744,186 shares of Common Stock of the Company and related options to purchase Common Stock and entered into a management consulting agreement with the Company; and (c) an amendment to the Amended and Restated Articles of Incorporation of the Company which will increase the authorized number of shares of the Company's Common Stock from 10,000,000 shares to 25,000,000 shares.

     The matters to be considered and voted upon at the Annual Meeting are important to your investment and the future of the Company. Details of the above matters are set forth in the accompanying Proxy Statement. We urge you to read it carefully. Your vote is important.

     The Board of Directors has approved the nominees for Director, the Transaction with KMI, and the amendment to the Articles of Incorporation and recommends that you vote FOR the proposals to be presented at the Annual Meeting.

     You are cordially invited to attend and participate in the Annual Meeting. If you do not expect to attend personally, please complete, sign, date and return the enclosed proxy card in the postpaid envelope provided as soon as possible. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                              Sincerely,


                              /s/ E. Stanley Kardatzke
                              E. Stanley Kardatzke, M.D.
                              Chairman of the Board and Chief Executive Officer

                      INTEGRATED MEDICAL RESOURCES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 29, 1998


     Notice is hereby given that an Annual Meeting of Stockholders of Integrated Medical Resources, Inc. (the "Company") will be held at 11320 West 79th Street, Lenexa, Kansas 66214, on the 29th day of May 1998, at 10:00 a.m. (Central Time) for the following purposes:

          1. To elect three Class II Directors to serve, in each case, for a term of three years;

          2. To ratify and approve the transaction (the "Transaction") with Kardatzke Management, Inc. ("KMI"), whereby KMI loaned the Company $1,600,000 in exchange for a note (the "Note") convertible into 744,186 shares of Common Stock of the Company and related options to purchase Common Stock and entered into a management consulting agreement with the Company;

          3. To approve an amendment to the Amended and Restated Articles of Incorporation of the Company (the "Amendment") which will increase the authorized number of shares of the Company's Common Stock from 10,000,000 to 25,000,000 shares. A copy of the Amendment is attached as Exhibit A to this Proxy Statement; and

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 29, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please sign and date the enclosed proxy card and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you attend the meeting, we will be glad to return your proxy card so that you may vote in person.

     PLEASE RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. THANK YOU.

                               By Order of the Board of Directors,


                               /s/ E. Stanley Kardatzke
                               E. Stanley Kardatzke, M.D.

                               Chairman of the Board and Chief Executive Officer

Lenexa, Kansas
May 8, 1998

                      INTEGRATED MEDICAL RESOURCES, INC.
                            11320 West 79th Street
                             Lenexa, Kansas  66214
                                (913) 962-7201


                                PROXY STATEMENT
                                      for
                        Annual Meeting of Stockholders
                            to be held May 29, 1998


                        GENERAL INFORMATION CONCERNING
                         PROXY SOLICITATION AND VOTING

General

     This Proxy Statement is being furnished on or about May 8, 1998, in connection with the solicitation of proxies by the Board of Directors of Integrated Medical Resources, Inc., a Kansas corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 11320 West 79th Street, Lenexa, Kansas 66214, at 10:00 a.m. (Central Time) on May 29, 1998, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

     In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting, proxies are being solicited by the Company's Board of Directors. Upon execution and return of the enclosed proxy card, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. A stockholder may vote on a matter by marking the appropriate box on the proxy card or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

Revocability of Proxies

     The proxy granted by the enclosed proxy card may be revoked at any time before it is voted by (i) so notifying the Secretary of the Company, (ii) executing a proxy card of a later date and delivering such later proxy card to the Secretary of the Company prior to the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Unless the proxy card is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained on the proxy card.

Solicitation

     The Company will bear the cost of solicitation of proxies, which will be principally conducted by the use of the mails; however, there may also be further solicitation in person and by telegram, facsimile transmission and telephone at nominal cost by officers, directors, employees and agents of the Company, who will receive no additional compensation for such solicitation. The Company's expenses may include ordinary charges and expenses of brokerage firms and others for forwarding soliciting material to beneficial owners.

Voting Rights and Outstanding Shares

     Only stockholders of record on the books of the Company at the close of business on April 29, 1998, the record date established for the Annual Meeting, will be entitled to vote at the meeting. On April 29, 1998, the Company had outstanding and entitled to vote 8,066,932 shares of common stock, par value $.001 per share (the "Common Stock"), and no other voting securities. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on April 29, 1998, is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock entitles the record holder to one vote. Directors are elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting, so abstentions and broker non-votes will not affect the outcome of the election of Directors. The approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote. The approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock that are entitled to vote. Abstentions and broker non-votes will have no effect with respect to Proposal 2 and will have the effect of votes against Proposal 3. Broker non-votes occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. KMI will abstain from voting on Proposal 2.

No Appraisal Rights

     The Company's stockholders will not be entitled to appraisal or dissenters' rights under Kansas law in connection with the matters to be voted on.

             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Directors Being Nominated for Re-Election (Class II)

     Dwayne R. Sigler, age 42, has been a Director of the Company since August 1997. He has served as Vice President of Marketing for General Nutrition Centers since May 1996, and previously served as President and Chief Executive Office of SOUNDadvice for Sports. Mr. Sigler has held various senior management and marketing positions with NordicTrack, BBDO, General Mills and IBM.

     Samuel D. Colella, age 58, has been a Director of the Company since December 1995. He has been affiliated with Institutional Venture Partners VI, a private venture capital firm located in Menlo Park, California since 1984 and currently serves as general partner of Institutional Venture Management VI, the general partner of Institutional Venture Partners VI. He has served as President of Spectra-Physics, where he was employed from 1971 to 1994. Mr. Colella is a Director of Onyx Pharmaceuticals, Inc., CV Therapeutics, Inc., Pangea Systems, Inc., as well as several private companies.

     T. Scott Jenkins, age 37, has been a member of the Company's Board of Directors since December 1992. He joined the Company as a strategic and financial consultant in early 1992, served as the Company's Vice President of Finance and Administration from 1992 to 1995, and served as President and Chief Operating Officer from 1995 until April 1998. From 1988 to 1992, Mr. Jenkins served as President of Northern Acceptance Bancorp, a medical finance company. Mr. Jenkins also formed a sole proprietorship, Equicapital Holdings, through which he worked as a financial and strategic consultant in 1992.

Directors with Terms Expiring in 1999 (Class III)

     Troy A. Burns, M.D., age 36, founded the first clinic operated under the name of The Diagnostic Center for Men (a "Center") in 1990 and since that time has been employed full-time by the Company or its predecessors. He currently serves as President and Chief Medical Officer. He served as President of the Company from its inception to 1995 and again from May 1998 to the present. He has served as Chief Medical Officer from 1995 to the present. In addition, he served as Chairman of the Board and Chief Executive Officer from 1995 through April 1998. Dr. Burns has been a Director of the Company since March 1991. Dr. Burns also serves as the sole Director, President and Treasurer of most of the Centers. Prior to establishing the first Center, he was engaged in general medical practice at urgent care centers in the Kansas City area from 1987 to 1990. Dr. Burns was a founding member and remains on the Board of the American Academy of Male Sexual Health.

     James R. Kahl, age 56, has been a Director of the Company since December 1997. He has served as President, Chief Executive Officer and Director of LaPetite Academy since 1993. Mr. Kahl has held senior management positions with Knott's Berry Farm and Marriott Corporation, and is a former Managing Partner at Arthur Andersen & Co.

     Bruce A. Hazuka, age 51, has been a Director and consultant of the Company since April 1996. He has spent 27 years in general management, marketing and operations positions in the health care field, including executive management positions with C.R. Bard and Foster Medical, a subsidiary of Avon Products. He is the founder of Healthcare Associates, Inc., an investment and consulting firm, for which he has served as President and CEO. He was also the Chairman and CEO for Allscrips Pharmaceuticals, Inc. from 1992 to 1994. He is currently Chief Operating Officer of Imagyn Medical Technologies, Inc., a publicly-traded urological products company.

Directors with Terms Expiring in 2000 (Class I)

     Alan D. Frazier, age 46, has been a Director of the Company since March 1996. He is the managing partner of Frazier & Company, a private equity capital provider to emerging health care companies. Prior to founding Frazier & Company in 1991, he held executive management positions with Immunex Corporation, Receptech Corporation and Immunology Ventures, a joint venture between Immunex and Sterling Winthrop Pharmaceuticals. Mr. Frazier is a Director of IVI Publishing, Inc., InControl, Inc. and Neopath, Inc., as well as two private companies.

     John K. Tillotson, M.D., age 46, has been a Director and consultant of the Company since December 1995. He has been a Venture Capital Affiliate with Institutional Venture Partners since 1993. From 1990 through 1993, he was Chairman of Occu-MED, Inc., a workers compensation cost containment company providing pre-placement medical examinations. Prior to that, he founded and was Chairman and Chief Executive Officer of Managed Health Network, Inc., a managed mental health company.

     E. Stanley Kardatzke, M.D., age 59, has been a Director of the Company, Chairman of the Board and Chief Executive Officer since April 1998. He is the founder and principal of Kardatzke Management, Inc., a financing lender and management consulting firm serving physician-related businesses exclusively. From 1985 to 1997, Dr. Kardatzke was founder, Chairman and Chief Executive Officer of Physician Corporation of America, a comprehensive health care services organization with 1.15 million health plan members and $1.5 billion in annual revenues. Prior to this, he was Medical Director and Chairman of Health Care Plus of America, an HMO company in Kansas and Oklahoma.

Committees of the Board of Directors

     The standing committees of the Board of Directors consist of an Audit Committee and a Compensation Committee.

     The Audit Committee consists of Messrs. Frazier, Kahl and Tillotson. The Audit Committee annually makes recommendations to the Board regarding the appointment of independent auditors of the Company and reviews the scope of audits.

     The Compensation Committee consists of Messrs. Colella and Hazuka. The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company.

     During the 1997 fiscal year, the Board of Directors met eleven times, the Audit Committee met five times and the Compensation Committee met one time. All Directors attended at least 80% of the meetings of the Board of Directors and the committees on which they served.

Compensation of Directors

     Directors who are not employed by or otherwise affiliated with the Company ("Outside Directors") received $1,000 for each meeting of the Board of Directors attended in person and $500 for each Board or committee meeting attended other than in person during 1997. Under the Company's Non-Employee Director Stock Option Plan, each Outside Director has been granted options to purchase shares of the Company's Common Stock in the amounts and at the exercise price set forth as follows, of which approximately one-third becomes exercisable annually:

      Options Granted Under the Non-Employee Director Stock Option Plan

                      Number of Securities
                       Underlying Options    Exercise or
                            Granted          Base Price          Grant
       Name                   (#)              ($/Sh)             Date
------------------    --------------------   -----------   ------------------
Samuel D. Collella           10,000             $7.00      September 11, 1996
                             10,000             $2.25      October 1, 1997

Alan D. Frazier              10,000             $7.00      September 11, 1996
                             10,000             $2.25      October 1, 1997

Bruce A. Hazuka              10,000             $7.00      September 11, 1996
                             10,000             $2.25      October 1, 1997

James R. Kahl                20,000             $2.25      December 11, 1997

Dwayne R. Sigler             10,000             $2.25      October 1, 1997

John K. Tillotson            10,000             $7.00      September 11, 1996
                             12,500             $2.25      October 1, 1997
                            -------


Total                       112,500

Directors who are not Outside Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for reasonable out-of-pocket expenses in attending any meetings of the Board.

               CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS

     In addition to Dr. Kardatzke and Dr. Burns, the following individuals are executive officers of the Company:

     Beverly O. Elving, age 44, is a Certified Public Accountant who joined the Company in September 1996. Ms. Elving currently serves as Chief Financial Officer and Vice President, Finance and Administration. From 1990 to 1996, she was employed by the Federal Deposit Insurance Corporation, where she served as Associate Regional Director of Administration, Director of Financial Operations and, most recently, as Vice President, Financial Operations and Accounting. Ms. Elving has provided notice to the Company that she will be leaving the Company effective approximately May 22, 1998.

     Kathleen Piper, age 47, joined the Company in April 1997 as a marketing consultant. In June 1997, Ms. Piper accepted the position of Vice President of Marketing and Sales. From 1992 through 1997, she served as Direct Marketing/Advertising Consultant for ERA Franchise Systems, Inc., and from 1989 through 1992 served as Direct Marketing/Advertising Consultant for Fasone Garrett Boehm Advertising and Marketing. From 1973 through 1989, Ms. Piper served as a Managing Partner with American Fitness Centers.

     William C. Raup, age 40, joined the Company in September 1996 as Vice President, Call Center Operations. From 1991 through 1996, Mr. Raup served as Vice President, then Senior Vice President of Operations and New Business Development with Consumer Health. From 1983 through 1991, he directed call center operations and advertising for PROLOGUE/1-800-DOCTORS.

                                    ITEM 1

                             ELECTION OF DIRECTORS

     The Board of Directors recommends a vote FOR the following nominees:

                               Samuel D. Colella
                               T. Scott Jenkins
                               Dwayne R. Sigler

     The Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. At the Annual Meeting to be held on May 29, 1998, the terms of three nominees are expiring. If elected, the nominees will hold office for a three-year term expiring in 2001. Other Directors are not due for election this year and will continue in office for the remainder of their terms.

     All of the nominees are currently Directors of the Company. Mr. Colella and Mr. Jenkins were elected at the 1996 Annual Meeting of the Stockholders. Mr. Sigler was appointed by the Board of Directors to fill a newly created Board seat in August 1997. The shares represented by your proxy will be voted, unless authority to vote is withheld, FOR the election of Mr. Colella, Mr. Jenkins and Mr. Sigler. In the event Mr. Colella, Mr. Jenkins or Mr. Sigler should become unavailable for election, which is not anticipated, the proxies will be voted for a Board-approved substitute, or the Board may reduce the number of Directors. Mr. Colella, Mr. Jenkins and Mr. Sigler have agreed to serve if elected, and the Company has no reason to believe that any of them will be unavailable to serve. Additional information concerning the nominees is set forth in "Certain Information Concerning the Board of Directors."

                                  PROPOSAL 2

                 RATIFICATION AND APPROVAL OF KMI TRANSACTION

Description of the Transaction

     Overview. On March 5, 1998, the Company entered into a transaction with Kardatzke Management Inc. ("KMI"), whereby KMI loaned $1,600,000 to the Company and Dr. E. Stanley Kardatzke, a principal of KMI, would have an opportunity to become involved in the operation of the Company (the "Transaction"). As part of the Transaction, the Company entered into a financing arrangement with KMI as evidenced by a Note Purchase Agreement (the "Note Purchase Agreement"), Convertible Note (the "KMI Note"), each as described in more detail below, and other related documents discussed below. The KMI Note was convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock") and contained options to purchase additional shares of Common Stock. KMI also agreed to provide certain management consulting services to the Company. Upon conversion of the KMI Note and the investment of an additional $1,000,000 through the complete exercise of the initial option, Dr. Kardatzke would join the Company in the capacity of Chief Executive Officer and Chairman of the Board of Directors of the Company.

     Convertible Note. The KMI Note was in the principal amount of $1,600,000, bearing interest on the unpaid principal balance at the rate of 8.5% per annum and was convertible into shares of Common Stock. All payments of principal and interest were deferred until the initial maturity. Conversion of the KMI Note and exercise of all of the options would result in the issuance of shares of Common Stock that would exceed 20% of the outstanding Common Stock and, pursuant to the rules of the NASD, requires the approval of the Company's stockholders being sought pursuant to this Proxy Statement.

     The initial maturity date of the KMI Note was September 1, 1998. KMI had the sole option to extend the term of the KMI Note for three successive 90-day periods. Upon its maturity, the principal and accrued interest on the KMI Note would become payable over 18 equal monthly payments unless it was earlier converted to shares of Common Stock. The KMI Note was secured by ultrasound machines that were acquired by the Company from a portion of the proceeds of the KMI Note, and a second position behind the Company's primary lender in all of the Company's accounts, accounts receivable and other rights to receive money, and certain computer equipment and software.

     The KMI Note provided that KMI may, at its option, convert all or any portion of the outstanding principal amount of the KMI Note and/or accrued and unpaid interest thereon into such number of fully paid and nonassessable shares of Common Stock determined by dividing the amount to be converted under the KMI Note by the Conversion Price then in effect. The "Conversion Price" is defined as the lesser of $2.15 per share of Common Stock or the average of the closing market price for the Common Stock for the fifteen trading days prior to the conversion (subject to adjustment). On the date of the KMI Note, the closing price of the Common Stock as quoted on the Nasdaq Stock Market was $1.938.

     The KMI Note further granted options to KMI to purchase shares of Common Stock of the Company as follows: (a) conditioned on previous conversion of the KMI Note as described above, an option ("Option A") to purchase the number of shares that equals the sum of (i) $1,600,000 divided by the Conversion Price and
(ii) $1,000,000 divided by the Conversion Price if exercised at the same time, or by $2.15 if later, with such option expiring upon the later of conversion of the KMI Note to a term loan or prepayment of the KMI Note, conversion of the KMI Note to shares of Common Stock, or May 31, 1998; (b) conditioned on exercise of Option A above, an option ("Option B") to purchase the number of shares that equals 2,000,000 minus the number of shares issued pursuant to Option A above, times 0.5, at $2.15 per share through May 31, 1998 (subject to adjustment) and thereafter at $2.70 per share, with such option expiring upon the later of conversion of the KMI Note to a term loan or prepayment of the KMI Note, the conversion of the KMI Note to shares of Common Stock, or December 31, 1998; (c) conditioned on exercise of Option B above, an option ("Option C") to purchase the number of shares that equals 2,000,000 minus the number of shares issued pursuant to Options A and B above, at $3.15 or $3.75 per share, with expiration dates of December 31, 1999 and December 31, 2000, respectively, and subject further to expiration upon the later of conversion of the KMI Note to a term loan or prepayment of the KMI Note or the conversion of the KMI Note to shares of Common Stock; and (d) conditioned on conversion of the KMI Note to Common Stock, an option to purchase 300,000 shares at an exercise price of $2.15 per share, which expires on March 5, 2000. The total number of shares which KMI may receive upon conversion of the KMI Note and exercise of the options is 2,300,000.

     On March 31, 1998, the Company waived a condition that the loan to KMI be converted prior to KMI's exercise of its initial option. This waiver only applied to the issuance of 232,558 shares of Common Stock at an exercise price of $2.15, for a total consideration of $500,000. On April 17, 1998, KMI converted the KMI Note into 744,186 shares of Common Stock at a conversion price of $2.15 per share and exercised an additional 360,464 option shares at an exercise price of $2.15 per share, for a total additional consideration of $775,000.

     On May 5, 1998, KMI agreed to loan the Company additional amounts up to $1,210,000, pursuant to one or more unsecured notes, bearing interest on the unpaid principal balance at the rate of 8.5% per annum and payable on demand beginning May 29, 1998 (the "Additional KMI Note"). In consideration for this additional loan, the Company agreed to amend the KMI Note to revise the exercise price of Option C to $2.15 if exercised prior to May 31, 1998. Upon stockholder approval of the Transaction, KMI has agreed to use the principal and all accrued interest pursuant to the Additional KMI Note to pay the exercise price for its remaining options.

     The KMI Note also provides certain registration rights to KMI with respect to shares of Common Stock issued to KMI with respect to the KMI Note and the foregoing options. As part of the Transaction, the Company has granted the following rights to KMI (subject to certain limitations) to have shares registered: (a) if at any time after March 31, 1998, stockholders holding at least 40% of the registerable securities request that the Company file a registration statement, then the Company will use its best efforts to cause such shares to be registered; provided, however, that KMI may only exercise this option twice;

and (b) if the Company files a registration statement with respect to other registrations of the Company's Common Stock, KMI will be entitled to "piggyback" registration rights.

     Management Consulting Agreement. As part of the Transaction, the Company has also entered into several related agreements with KMI. Under the Management Consulting Agreement between the Company and KMI, dated as of March 5, 1998 (the "Consulting Agreement"), KMI agreed to perform such management consulting services as the Company may request from time to time, including consulting regarding the Company's corporate compliance plan, collection of accounts receivable, Medicare billing disputes, and the development and implementation of a strategic plan for the Company. In consideration for such consulting services, the Company would pay KMI $25,000 per month; provided, however, that one-half of such fee was deferred until KMI converted the KMI Note and if KMI had not converted the KMI Note, then payment of the deferred fees would have been waived. KMI shall also receive reimbursement of certain costs and expenses incurred in performing under the Consulting Agreement. The Consulting Agreement was terminated on April 17, 1998, the date of conversion of the KMI Note.

     The Consulting Agreement further grants KMI options to purchase 300,000 shares of the Company's Common Stock (the "Consulting Option"). The Consulting Option becomes exercisable only if and at such time as the closing price of the Common Stock of the Company averages $6.00 or above per share for ten consecutive trading days before April 15, 1999. The Consulting Option has an exercise price of $2.70 per share. Prior to its vesting, the Consulting Option shall terminate on the earlier of April 16, 1999 or at such time as the Consulting Agreement is terminated and Dr. Kardatzke does not become a director or executive officer of the Company. After it has vested, the Consulting Option shall expire upon the later of twenty business days after the date it becomes exercisable or ninety days after termination of the Consulting Agreement, or termination, for whatever reason, of Dr. Kardatzke as a director or executive officer of the Company.

     Employment Agreement. The Company and Dr. Kardatzke have also agreed upon the terms of an Employment Agreement whereby Dr. Kardatzke is employed as the Chief Executive Officer of the Company. The Employment Agreement took effect on April 20, 1998, following the conversion, on April 17, 1998, of the KMI Note to Common Stock and the exercise of the initial option to purchase additional shares of Common Stock, as described above. At that time, Dr. Kardatzke was appointed Chairman of the Board of Directors of the Company. The Employment Agreement has a term of three years (subject to earlier termination) and provides for a base salary of $240,000 per year. Dr. Kardatzke shall also be entitled to a bonus of $72,000 in each of 1998 and 1999 if the Company meets certain earnings targets in those years.

     Pursuant to the Employment Agreement, the Company also granted an option to Dr. Kardatzke to purchase 500,000 shares of the Company's Common Stock at an exercise price of $2.15 per share, including options to purchase 300,000 shares in consideration of Dr. Kardatzke's services as a director of the Company and options to purchase 200,000 shares in consideration of Dr. Kardatzke's services as Chief Executive Officer of the Company. These options vest ratably over three and four years, respectively. The Company has also granted an option to Dr. Kardatzke to purchase an additional 100,000 shares at an exercise price of $2.15 per share (subject to forfeiture in certain situations), which vest only if the Company meets certain earnings targets. These options will not be issued under the Company's 1995 Option Plan and are subject to ratification by the stockholders of the Company being sought pursuant to this Proxy Statement.

     DCM Option Agreement. In addition to the options to purchase Common Stock of the Company that have been provided to KMI, Troy A. Burns, M.D. has granted Dr. Kardatzke an option to purchase interests in various personal service corporations which operate the Diagnostic Centers for Men that are managed by the Company (the "DCM Option Agreement"). The DCM Option Agreement grants Dr. Kardatzke an option to purchase a 50% ownership interest in 24 personal service corporations that operate Centers in the states of Florida, Illinois, Indiana, Massachusetts, Michigan, Missouri, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Texas, Virginia and Wisconsin for a total purchase price of $10,000, exercisable only in the event of a "Defined Default," which is defined in the KMI Note as a reduction in the Company's cash receipts in any two consecutive months to less than $840,000 per month as a result of a prior withholding payment due to any actions of the Company taken prior to February 1, 1998.

     Stockholders Agreement. As part of the Transaction, Dr. Burns, individually and as Trustee of the Troy A. Burns Revocable Trust, Frazier Healthcare II, L.P. ("Frazier"), Institutional Venture Partners VI, Institutional Venture Management VI and IVP Founders Fund I, L.P. (collectively, "IVP") (Dr. Burns, the Trust, Frazier and IVP are referred to collectively as the "Principal Stockholders"), entered into a Principal Stockholders Agreement dated as of March 5, 1998 (the "Stockholders Agreement"). The Stockholders Agreement provides that the Principal Stockholders agree to vote in favor of the Transaction and in favor of the Amendment to the Articles of Incorporation of the Company as further described herein.

     The Stockholders Agreement further provides that if KMI converts the full amount of the KMI Note into shares of the Company's Common Stock, then each of the Principal Stockholders agrees to vote in favor of the election of Dr. Kardatzke as Chairman of the Board of the Company, so long as Dr. Kardatzke holds an aggregate of 5% or more of the Common Stock of the Company. The Stockholders Agreement also provides that any Principal Stockholder who is a member of the Board of Directors of the Company agrees to vote in favor of the election of Dr. Kardatzke as the Chief Executive Officer of the Company until the termination of Dr. Kardatzke's Employment Agreement.

     Agreements with Principal Lender. Finally, as part of the Transaction, the Company entered into agreements (the "DVI Amendment") to subordinate KMI's Note and Security Agreement to all obligations, liabilities and indebtedness owed by the Company to DVI Business Credit Corporation and DVI Financial Services, Inc. KMI and DVI Financial Services, Inc. ("DVI") also entered into a Purchase Option Agreement dated as of March 5, 1998, whereby KMI obtained an option to purchase all, but not less than all, of the then outstanding balance due under the Term Loan and Security Agreement between the Company and DVI, dated as of October 23, 1997.

     IVP/Frazier Loans and Warrants. The Company has outstanding a $1,400,000 loan from IVP and Frazier which is due May 1, 1998 (the "IVP/Frazier Loan"). Upon the closing of the Next Financing (as defined below), the outstanding principal balance of this loan shall be automatically converted into the securities issued in the Next Financing at the purchase price paid for the securities by the investors in the Next Financing. In addition, the Company issued a stock purchase warrant to IVP and Frazier in connection with the IVP/Frazier Loan. The number of shares of Common Stock issuable upon exercise of the stock purchase warrant is generally equal to forty percent (40%) of the principal amount of IVP/Frazier Loan divided by the lesser of $3.125 or the per share purchase price of Common Stock in the Company's next equity financing that results in gross proceeds to the Company of at least $3,000,000, excluding securities issued upon conversion of the IVP/Frazier Loan (the "Next Financing").

     In connection with the Transaction, IVP and Frazier agreed to amend certain provisions of the IVP/Frazier Loan (the "Stockholder Loan Amendment"). Pursuant to this amendment (a) if the KMI Note is not converted as of May 1, 1998, the maturity date of the IVP/Frazier Loan will be extended to a date no later than November 1, 1998, (b) an equity investment of $2,600,000 will meet the definition of the Next Financing, and (c) the IVP/Frazier Loan will be converted at the lower of (i) $2.15 per share; (ii) the average market price per share of the Company's Common Stock for the 15 days preceding the closing of the Next Financing; or (iii) the price per share at which such securities are actually issued in the Next Financing. Pursuant to the Stockholder Loan Amendment, IVP and Frazier have agreed that, if requested by the Company and KMI, IVP and Frazier will loan the Company an additional $600,000 and such loans shall be on the same terms as the KMI Note. This additional loan from IVP and Frazier shall also be convertible to Common Stock of the Company and IVP and Frazier will receive options to purchase Common Stock equivalent to those issued to KMI in connection with the KMI Note, in the proportion that their loan amount bears to the KMI Note amount.

     On April 17, 1998, IVP and Frazier agreed to amend certain provisions of the Stockholder Loan Agreement. Pursuant to this amendment, the requirement that the IVP/Frazier Loan automatically convert into securities upon the Next Financing was waived, and IVP and Frazier agreed that the notes would automatically convert immediately following the stockholder approval of the issuance of additional shares in connection with the Transaction.

     On May 1, 1998, the Company requested that IVP and Frazier loan the Company the additional $600,000 described above pursuant to convertible notes, on the same terms as the KMI Note (the "Second IVP/Frazier Loan"). In consideration for the loans from IVP and Frazier, the Company has granted options to IVP and Frazier (the "IVP/Frazier Options") to purchase an aggregate of 862,500 shares of Common Stock (including shares to be issued upon conversion of the Second IVP/Frazier Loan).

     In addition, IVP and Frazier have agreed to loan the Company additional amounts up to $931,875, pursuant to unsecured notes, bearing interest on the unpaid principal balance at the rate of 8.5% per annum and payable on demand (the "Third IVP/Frazier Loan"). Upon stockholder approval of the Transaction, IVP and Frazier have agreed to use the principal and all accrued interest pursuant to the Third IVP/Frazier Loan to pay the exercise price for the remaining IVP/Frazier Options.

     General Information. The Bylaws of the National Association of Securities Dealers, Inc. (the "NASD") require the Company to obtain stockholder approval for issuances of common stock constituting more than 20% of the outstanding common stock at a price below market value. The Transaction may have such a result. It is a condition to the exercise of the unexercised portions of the related options that such stockholder approval be obtained. Consequently, ratification and approval of the Transaction by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at the Annual Meeting and entitled to vote is being sought.

     The NASD requires approval for the issuance of equity securities to directors and executive officers of the Company. Approval of the Transaction will also constitute approval of the issuance of options to Dr. Kardatzke under the Employment Agreement.

     The Amended and Restated Articles of Incorporation and Bylaws of the Company do not provide the current stockholders with pre-emptive rights in connection with issuances of the Company's capital stock.

     The proceeds of the Transaction will be used for general corporate purposes. There can be no assurance that the Company will be successful in its efforts to utilize the proceeds from the Transaction in a manner that contributes to the profitable growth of the Company's business or that the proceeds will not be used in such a way as to dilute the per share earnings or equity of the Company after giving effect to the issuance of shares of Common Stock pursuant to the Transaction. The Board of Directors believes that the failure to obtain additional working capital could adversely affect its operations. It is particularly important for the Company to be in a stronger working capital position to enable it to execute its operational and development plans.

Effect on Outstanding Common Stock

     The issuance of Common Stock pursuant to the Transaction will have no effect on the rights or privileges of existing holders of Common Stock except that the economic interests and voting rights of each stockholder will be reduced as a result of such issuance.

Required Vote and Board Recommendation

     The Board of Directors has evaluated the financial, legal, market, operational and management considerations bearing on the Transaction. Based on this evaluation, the Board of Directors believes that the Transaction is in the best interests of the Company and its stockholders both in the immediate future and in the long term. The Board of Directors weighed a variety of factors in reaching this decision, the most important of which were the immediate and potential future benefits to the Company of the Transaction which the Board of Directors believes will contribute to the future success of the Company. In particular, the Transaction will satisfy the Company's immediate need for capital to meet its operating cash flow obligations and will provide the Company with a source of capital with which to operate and expand its business.

     The Board of Directors proposes the general ratification and approval of the Transaction as required by the NASD Bylaws. In addition to the requirement in the NASD Bylaws that the Company obtain stockholder approval for issuances of common stock constituting 20% or more of the outstanding common stock at a price below market value, the NASD Bylaws also require a company to obtain stockholder approval when the issuance of common stock would result in a "change of control." Although the Company does not believe that the transaction constitutes a "change of control" under the NASD Bylaws, approval of the Transaction by the Company's stockholders will effectively satisfy the NASD requirements. The Board of Directors of the Company believes that the ratification and approval of the Transaction is in the best interests of the Company and its stockholders and recommends a vote "FOR" approval. The affirmative vote of the holders of a majority of the Common Stock of the Company represented at the Annual Meeting and entitled to vote is required for approval.

     A vote FOR Proposal 2 constitutes a vote approving and ratifying the terms and conditions of the KMI Note (including its several options to purchase Common Stock), the Employment Agreement (including its related options to purchase Common Stock), the Consulting Agreement (including its related option to purchase Common Stock), the DCM Option Agreement and the Stockholders Agreement, the DVI Amendment, the IVP/Frazier Loan and the Stockholder Loan Amendment.

                                  PROPOSAL 3

            APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION


Summary

     At the Annual Meeting, the Company's stockholders will consider and take action upon management's proposal to increase the authorized capital stock of the Company from an aggregate of 13,000,000 shares, consisting of 10,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock, to an aggregate of 28,000,000 shares, consisting of 25,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. The increase in authorized capital stock would be effected by an amendment to the Company's Amended and Restated Articles of Incorporation in the form set forth on Exhibit A to this Proxy Statement.

     The Board of Directors has unanimously approved the Amendment and recommends approval of the Amendment by the stockholders. If the Amendment is approved by the stockholders of the Company at the Annual Meeting, the Amendment will be effected unless there is a subsequent determination by the Board of Directors that the Amendment is not in the best interests of the Company and its stockholders. Although management and the Board of Directors believe that as of the date of the Proxy Statement the Amendment is advisable, the Amendment may be abandoned by the Board of Directors at any time before, during or after the meeting and prior to filing the proposed Amendment with the Kansas Secretary of State.

Principal Purposes of the Amendment

     The Board of Directors believes an increase in the authorized Common Stock is in the best interests of the Company and its stockholders so that the Transaction may be consummated and additional shares be available for, among other purposes, stock dividends, stock option and other employee benefit plans, prospective issuance in public or private offerings for cash and other proper business purposes. After the issuances of Common Stock pursuant to the Transaction, the Company will not have enough authorized Common Stock to cover the exercise of stock options and will not have enough Common Stock available to raise capital for the Company in the future.

     The Amendment will also remove the Series A and Series B Preferred Stock from the Company's Amended and Restated Articles of Incorporation. The Company has no preferred stock outstanding and the Amendment will simplify the Company's capital structure.

     Although the purpose of seeking an increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes, Securities and Exchange Commission rules require disclosure of charter and bylaw provisions that could have an anti-takeover effect. Provisions that currently exist under the Company's Amended and Restated Articles of Incorporation include the following: (i) a classified Board of Directors with staggered terms, (ii) Board of Directors authority to issue one or more series of Preferred Stock up to a maximum of 3,000,000 shares, (iii) special meetings of the stockholders may only be called by the Chief Executive Officer, the President or any director, and
(iv) directors can be removed only for cause.

Required Vote and Board Recommendation

     The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. The Board of Directors recommends a vote "FOR" approval of the Amendment.

     CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth information as of April 29, 1998 concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (ii) each of the Directors of the Company, (iii) certain executive officers of the Company and (iv) all Directors and executive officers of the Company as a group.

     Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.

                                                     Amount and Nature
                                                       of Beneficial         Percent of
           Name of Beneficial Owner (1)                   Ownership         Common Stock
           ----------------------------              -----------------      ------------
Kardatzke Management, Inc. (2)(3)                        2,300,000              21.1%
Troy A. Burns, M.D. and Catherine P. Burns (2)(4)        1,393,275              12.8
IVP (2)(5)                                               2,067,839              19.0
Frazier Healthcare II, L.P. (2)(6)                       1,634,182              15.0
T. Scott Jenkins (2)                                        59,077                 *
Samuel D. Colella (2)(7)                                 2,071,172              19.0
Alan D. Frazier (2)(8)                                   1,643,515              15.1
Bruce A. Hazuka (2)(9)                                       8,333                 *
John K. Tillotson, M.D. (2)(7)                              13,333                 *
James R. Kahl (10)                                             -0-                 *
E. Stanley Kardatzke, M.D. (11)                          2,300,000              21.1
Dwayne R. Sigler (12)                                          -0-                 *
All directors and executive officers
    as a group (12 persons) (2)(13)                      7,579,505              69.6%

*    Less than 1%

(1) The business address for each officer of the Company is 11320 West 79th Street, Lenexa, Kansas 66214.

(2) Includes certain shares subject to options exercisable within 60 days of April 29, 1998: 962,792 for Kardatzke Management, Inc. ("KMI"); 333,389 shares for IVP; 250,042 shares for Frazier; 7,275 shares for Dr. Burns; 7,077 shares for Mr. Jenkins; 8,333 shares for Mr. Hazuka; 13,333 shares for Dr. Tillotson; 3,333 shares for Mr. Colella; 3,333 shares for Mr. Frazier and 1,049,875 shares for all executive officers and directors as a group.

(3) The business address for Kardatzke Management, Inc. is 701 Destacada Avenue, Coral Gables, Florida 33156.

(4) Includes 985,967 shares owned by the Troy A. Burns Revocable Trust, Troy A. Burns, Trustee and 400,000 shares owned by the Catherine P. Burns Revocable Trust, Catherine P. Burns, Trustee. Catherine Burns is the spouse of Dr. Burns. Dr. Burns disclaims beneficial ownership of the shares held by the Catherine P. Burns Revocable Trust except to the extent of his pecuniary interest therein.

(5) Includes shares owned by Institutional Venture Management VI ("IVM"), the general partner of Institutional Venture Partners VI ("IVP-VI"), and IVP Founders Fund I, L.P. ("FFI"), the general partner of which is IVM. Mr. Colella is a general partner of IVM. The business address for IVP, IVM and FFI is 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, California 94025. Includes shares pursuant to an option that provides that IVP can convert outstanding amounts under loans to the Company into 531,561 shares of Common Stock of the Company and 148,835 shares of Common Stock subject to warrants exercisable within 60 days of April 29, 1998.

(6) The business address for Frazier Healthcare II, L.P. is Two Union Square, Suite 2110, Seattle, Washington 98101. Includes shares pursuant to an option that provides that Frazier Healthcare II, L.P. can convert outstanding amounts under loans to the Company into 398,670 shares of Common Stock of the Company and 111,627 shares of Common Stock subject to warrants exercisable within 60 days of April 29, 1998.

(7) The business address for Mr. Colella and Dr. Tillotson is 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, California 94025. Includes 2,067,839 shares of Common Stock beneficially owned by IVP, which Mr. Colella may be deemed to beneficially own by virtue of his interest as a general partner of IVM. Mr. Colella disclaims beneficial ownership of such shares except to the extent of his partnership interest.

(8) The business address for Mr. Frazier is Two Union Square, Suite 2110, Seattle, Washington 98101. Includes 1,634,182 shares of Common Stock held by Frazier Healthcare II, L.P. ("FH II"), which Mr. Frazier may be deemed to beneficially own. Mr. Frazier is the sole stockholder of Frazier & Company, Inc., which is the managing member of Frazier Management, LLC, which is the managing member of FHM II, LLC, the general partner of FH II. Mr. Frazier disclaims beneficial ownership of such shares except to the extent of his stockholder interest.

(9) The business address for Mr. Hazuka is 1125 Lindero Canyon Road #A8-245, Westlake Village, California 91362.

(10) The business address for Mr. Kahl is 8717 West 110th St., Corporate Woods Building 14, Overland Park, Kansas 66210.

(11) Includes 1,337,208 shares of Common Stock and 962,792 shares subject to options exercisable within 60 days of April 29, 1998 held by KMI, which Dr. Kardatzke may be deemed to beneficially own by virtue of his ownership interest in KMI. Dr. Kardatzke disclaims beneficial ownership of such shares except to the extent of his stockholder interest.

(12) The business address for Mr. Sigler is 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

(13) Includes shares as to which certain officers and directors disclaim beneficial ownership. See Notes 4, 7, 8 and 11.

                            EXECUTIVE COMPENSATION
Employment Contracts

     The Company has entered into employment agreements with Dr. Burns and Mr. Jenkins. These agreements have initial terms of three years and automatically renew for successive one-year terms unless either party gives timely notice of non-renewal. The agreements provide for initial annual base salaries of $157,000 for Dr. Burns and $147,000 for Mr. Jenkins. In the event the Company terminates the employee without cause, as defined in the agreements, the employee's salary and health benefits will be continued for six months and all outstanding options will immediately become exercisable. If, within six months following a change in control of the Company, as defined in the agreements, the Company terminates the employee without cause or the employee leaves the Company for reason, as defined in the agreement, the severance period is extended to one year, the outstanding options become immediately exercisable, and the employee can require the Company to purchase up to 10% of the employee's share holdings in the Company or resulting entity at fair value, as defined in the agreements. Mr. Jenkins terminated his employment with the Company on May 1, 1998 for reason, as defined in the agreement.

     On December 3, 1997, Dr. Burns and Mr. Jenkins agreed to a salary reduction of 20% for the period of January 1998 through April 1998. In consideration for this salary reduction, Dr. Burns received an option to purchase 10,149 shares of Common Stock at $2.0625 per share and Mr. Jenkins received an option to purchase 10,453 shares of Common Stock at $1.875 per share. These options will vest 50% on May 1, 1998 and 50% on December 1, 1998.

     The Company has also entered into an employment agreement with Mr. Raup. This agreement has an initial term of two years and automatically renew for successive one-year terms unless either party gives timely notice of non-renewal. The agreement provides for an initial annual base salary of $135,000 and for additional options and bonuses. In the event the Company terminates Mr. Raup without cause, as defined in the agreement, or the agreement is not renewed for a successive one-year period, Mr. Raup's salary and health benefits will be continued for six months and all outstanding options will immediately become exercisable. If, within six months following a change in control of the Company, as defined in the agreement, the Company terminates Mr. Raup without cause or Mr. Raup leaves the Company for any reason, Mr. Raup's salary and health benefits will be continued for six months and all outstanding options will immediately become exercisable. On December 3, 1997, Mr. Raup agreed to a salary reduction of 20% for the period of January 1998 through April 1998. In consideration for this salary reduction, Mr. Raup received an option to purchase 9,600 shares of Common Stock at $1.875. This option will vest 50% on May 1, 1998 and 50% on December 1, 1998.

Compensation Summary

     The table below sets forth information concerning the annual and long-term compensation paid to the Chief Executive Officer and the other most highly paid executive officer whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers").

                                    Summary Compensation Table

                                                                      Long-Term
                                        Annual Compensation          Compensation
                                 ---------------------------------   ------------
                                                                       Number of
                                                                      Securities
                                                           Other      Underlying
                                                          Annual        Options       All Other
    Name and Principal               Salary    Bonus   Compensation     Granted     Compensation
         Position            Year     ($)       ($)         ($)           (#)            ($)
---------------------------  ----  ----------  ------  -------------  -----------  ---------------
Troy A. Burns, M.D.          1997   $157,000     --         --              --          1,600(1)
 Chief Executive Officer     1996   $157,000     --         --           2,250          1,345(1)
 (through April 1998) and    1995   $120,000     --         --              --          1,200(1)
 Chief Medical Officer
T. Scott Jenkins             1997   $147,000     --         --              --             --
 President and               1996   $147,000     --         --           1,900             --
 Chief Operating Officer     1995    $96,000     --         --              --             --
 (through April 1998)
Beverly O. Elving            1997   $115,208     --         --              --             --
 Chief Financial Officer     1996    $27,500     --         --          30,000             --
 and VP, Finance and
 Administration
William C. Raup              1997   $135,000     --         --              --             --
 Vice President, Call        1996    $42,188     --         --          50,000             --
 Center Operations


-----------------
(1)  Consists of premiums paid by the Company for disability insurance

     The table below sets forth certain information with respect to the number and value of options held by the Named Executive Officers at the end of 1997:

                                  Aggregated Option Exercises In 1997
                                    And 1997 Year-End Option Values

                                             Number of Securities          Value of Unexercised
                                                   Underlying                    In-the-Money
                                            Unexercised Options at                Options at
                                              December 31, 1997              December 31, 1997
                                                       (#)                            ($)
                                           ------------------------         --------------------
                     Shares
                    Acquired
    Name               on        Value
                    Exercise   Realized
                       (#)        ($)     Exercisable  Unexercisable  Exercisable    Unexercisable(1)
                    ---------  ---------  -----------  -------------  -----------  ---------------------
Troy A. Burns,          --         --            37           2213         --                --
 M.D.
T. Scott Jenkins        --         --            37           1863         --                --
Beverly O.              --         --         7,500         22,500         --                --
 Elving
William E. Raup         --         --        12,500         37,500         --                --

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Agreements and Transactions with Dr. Burns

     The Company has entered into Services Agreements, facility subleases and equipment leases with the medical professional corporations operating as Diagnostic Centers for Men (the "Centers"), most of which are controlled by Dr. Burns. The aggregate fees received by the Company pursuant to the Services Agreements during 1996 were approximately $5.5 million and were approximately $13.1 million during 1997. In connection with the opening of new Centers, the Centers execute promissory notes in favor of the Company, normally in the amount of $90,000, which are secured by accounts, inventory and equipment. In addition, Dr. Burns has granted to the Company a noncancelable option to designate another qualified person to acquire at any time for a nominal amount his ownership interest in any of the professional corporations, now existing or established in the future, that operate any Center. Dr. Burns has personally guaranteed several equipment leases of the Company. In addition, during 1997, Dr. Burns leased office space to a Center and received lease payments in the amount of $27,300.

KMI and IVP/Frazier Loans

     As described above, the Company has outstanding the Additional KMI Note, the IVP/Frazier Loan in the amount of $1,400,000, the Second IVP/Frazier Loan in the amount of $600,000, and the Third IVP/Frazier Loan in an amount up to $931,875, and has issued stock options and a stock purchase warrant to IVP and Frazier.

Purchase of Preferred Stock

     Series B Preferred Stock. On March 29, 1996, the Company entered into an agreement in which the Company sold 222,222 shares of Series B Preferred Stock to Frazier Healthcare II, L.P. for $1.0 million. The shares were later converted to shares of Common Stock. Alan D. Frazier, a Director of the Company, is affiliated with Frazier Healthcare II, L.P.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Except for a late filing of a Form 3 by Mr. James R. Kahl, a Director of the Company, to the Company's knowledge, all Section 16(a) filing requirements applicable to its Directors, executive officers and ten percent holders were satisfied during the fiscal year ended December 31, 1997.

                             PRINCIPAL ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as independent auditors to examine the financial statements of the Company and its subsidiaries for the fiscal year 1998. Representatives of Ernst & Young LLP, the Company's principal accountants for the current year and since April of the most recently completed fiscal year are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS
                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for its 1999 Annual Meeting of Stockholders must set forth such a proposal in writing and file it with the Secretary of the Company on or before January 1, 1999. The Board of Directors will review new proposals received from eligible stockholders by that date and will determine whether such proposals will be included in its proxy solicitation materials for the 1999 Annual Meeting of Stockholders. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                     INFORMATION INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, and the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, each of which has been filed with the Commission, are incorporated by reference in this Proxy Statement except as superseded or modified herein. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the Annual Meeting will be deemed to be incorporated by reference and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     Statements contained in this Proxy Statement as to the contents of any contract or other document that is included as (or as part of) an Exhibit to this Proxy Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document included as an Exhibit to this Proxy Statement, each such statement being qualified in all respects by such reference.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, A COPY OF ANY AND ALL OF THE DOCUMENTS (EXCLUDING CERTAIN EXHIBITS) RELATING TO THE COMPANY THAT HAVE BEEN OR WILL BE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT VIA FIRST CLASS MAIL. SUCH REQUESTS FOR THE DOCUMENTS SHOULD BE DIRECTED TO CORPORATE SECRETARY, INTEGRATED MEDICAL RESOURCES, INC., 11320 WEST 79TH STREET, LENEXA, KANSAS 66214, (913) 962-7201.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment.

     The Board of Directors encourages each stockholder to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.


                                    By Order of the Board of Directors,


                                    /s/ E. Stanley Kardatzke
                                    E. Stanley Kardatzke, M.D.
                                    Chairman of the Board and Chief Executive
                                     Officer

Lenexa, Kansas
May 8, 1998

                                   EXHIBIT A

                     AMENDMENT TO THE AMENDED AND RESTATED
                   ARTICLES OF INCORPORATION OF THE COMPANY

     RESOLVED, that Article IV of the Amended and Restated Articles of Incorporation of the Company, as filed with the Kansas Secretary of State on September 20, 1996, be deleted in its entirety and replaced with the following language:

     The authorized capital stock of the Company consists of Twenty-Five Million (25,000,000) shares of common stock (the "Common Stock"), $.001 par value per share, and Three Million (3,000,000) shares of Preferred Stock (the "Preferred Stock"), $.001 par value per share. The Board of Directors shall have the authority to issued Preferred Stock of any series, and to determine, in the duly adopted resolution or resolutions providing for the issue of such stock, the voting powers, designations, preferences, rights and qualifications of such Preferred Stock to the full extent now or hereafter permitted by the Kansas General Corporation Code."

--------------------------------------------------------------------------------

                      INTEGRATED MEDICAL RESOURCES, INC.

  PLEASE MARK VOTE IN OVAL IN ThE FOLLOWING MANNER USING DARK INK ONLY.  [_]

  The Board of Directors recommends a vote FOR election of all nominees and the other proposals set forth below.

1.   ELECTION OF DIRECTORS --
                                FOR     WITHHOLD      AGAINST
Nominees: Dwayne R. Sigler      [_]        [_]          [_]

          Samuel D. Colella     [_]        [_]          [_]

          T. Scott Jenkins      [_]        [_]          [_]

2.   RATIFICATION AND APPROVAL OF THE TRANSACTION
     WITH KARDATZKE MANAGEMENT, INC.
                                FOR     WITHHOLD      AGAINST
                                [_]        [_]          [_]

3.  AMENDMENT TO THE AMENDED AND RESTATED
    ARTICLES OF INCORPORATION OF THE COMPANY TO
    INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE
    COMPANY'S COMMON STOCK.
                                FOR     WITHHOLD      AGAINST
                                [_]        [_]          [_]

4.  UPON SUCH OTHER MATTERS AS PROPERLY COME
    BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS
    THEREOF.  IN THEIR DISCRETION, THE PROXIES ARE
    AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS
    MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND
    ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
                                FOR     WITHHOLD      AGAINST
                                [_]        [_]          [_]


--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED.

Dated:
       -----------------------------------------,

Signature(s)
             -----------------------------------

             -----------------------------------


Please sign above exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.